EXHIBIT 32
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of Churchill Downs Incorporated (the “Company”) for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William C. Carstanjen, as Chief Executive Officer (Principal Executive Officer) of the Company, and Marcia A. Dall, as Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William C. Carstanjen
William C. Carstanjen Chief Executive Officer (Principal Executive Officer)
February 19, 2025

/s/ Marcia A. Dall
Marcia A. Dall Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)
February 19, 2025
This certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report and shall not be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Churchill Downs Incorporated and will be retained by Churchill Downs Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.